Exhibit 99.1

ZAGG INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2011	2010

ASSETS

Current assets
Cash and cash equivalents	$13,452,879	$2,373,293
Accounts receivable, net of allowances of $1,299,097 in 2011 and $904,296 in 2010	26,564,894	17,668,612
Inventories	33,491,829	17,946,948
Prepaid expenses and other current assets	1,219,158	2,620,308
Related party other asset	-	3,899,910
Income tax receivable	1,824,730	-
Deferred income tax assets	2,672,992	2,195,687

Total current assets	79,226,482	46,704,758

Property and equipment, net of accumulated depreciation at $1,108,890 in 2011 and $852,018 in 2010	3,769,572	1,496,532

Goodwill	6,704,489	-

Intangible assets	83,517,039	9,167,466

Related party note receivable	3,899,910	-

Other assets	3,394,239	63,310

Total assets	$180,511,731	$57,432,066

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$15,195,235	$12,122,011
Income taxes payable	-	8,030,719
Accrued liabilities	934,724	240,454
Accrued wages and wage related expenses	2,583,814	302,965
Deferred revenue	1,032,512	294,931
Current portion of note payable	3,808,821	30,923
Sales returns liability	2,873,922	2,067,671

Total current liabilities	26,429,028	23,089,674

Deferred income tax liability	1,309,758	1,561,465

Revolving line of credit	21,001,200	-

Noncurrent portion of note payable	41,191,179	-

Total liabilities	89,931,165	24,651,139

Equity

Stockholders' equity
Common stock, $0.001 par value; 100,000,000 shares authorized;
29,271,762 and 23,925,763 shares issued and outstanding, respectively	29,316	23,926
Additional paid-in capital	67,447,197	15,494,836
Cumulative translation adjustment	(74,609)	(59,802)
Retained earnings	20,754,516	14,701,074

Total stockholders' equity	88,156,420	30,160,034

Noncontrolling interest	2,424,146	2,620,893

Total equity	90,580,566	32,780,927

Total liabilities and equity	$180,511,731	$57,432,066

ZAGG INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net sales	$38,788,465	$15,058,783	$65,764,785	$23,822,402
Cost of sales	21,027,434	7,539,580	34,357,174	11,360,839

Gross profit	17,761,031	7,519,203	31,407,611	12,461,563

Operating expenses:
Advertising and marketing	2,615,702	1,016,660	5,127,518	2,077,623
Selling, general and administrative	10,899,351	3,278,265	17,169,829	5,827,870

Total operating expenses	13,515,053	4,294,925	22,297,347	7,905,493

Income from operations	4,245,978	3,224,278	9,110,264	4,556,070

Other (expense) income:
Interest expense	(159,147)	(171,088)	(170,488)	(242,617)
Interest and other income	7,950	6,853	8,032	13,563

Total other expense	(151,197)	(164,235)	(162,456)	(229,054)

Income before provision for income taxes	4,094,781	3,060,043	8,947,808	4,327,016

Income tax provision	(1,496,540)	(1,149,003)	(3,091,113)	(1,624,900)

Net income	2,598,241	1,911,040	5,856,695	2,702,116

Net loss attributable to noncontrolling interest	144,820	-	196,747	-

Net income attributable to stockholders	$2,743,061	$1,911,040	$6,053,442	$2,702,116

Earnings per share attributable to stockholders:

Basic earnings per share	$0.11	$0.09	$0.25	$0.12

Diluted earnings per share	$0.10	$0.08	$0.23	$0.11

ZAGG INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP).  In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financialinformation because we believe that it is helpful to some investors as one measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three months ended		Six months ended
		June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net income attributable to stockholders in accordance with GAAP		$2,743,061	$1,911,040	$6,053,442	$2,702,116

Adjustments:

a.	Stock based compensation expense	1,962,069	238,174	2,268,387	480,244
b.	Depreciation and amortization	878,547	76,687	1,054,753	150,687
c.	iFrogz acquisition expenses	1,816,075	-	1,825,089	-
d.	iFrogz inventory fair value step up	578,824	-	578,824	-
e.	Provision for income taxes	1,496,540	1,149,003	3,091,113	1,624,900
f.	Other expense	151,197	164,235	162,456	229,054
g.	Noncontrolling interest	(144,820)	-	(196,747)	-

Adjusted EBITDA		$9,481,493	$3,539,139	$14,837,317	$5,187,001

Diluted Adjusted EBITDA per common share		$0.35	$0.15	$0.55	$0.22

Non-GAAP Reconciliation		Three months ended		Six months ended
		June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net income attributable to stockholders in accordance with GAAP		$2,743,061	$1,911,040	$6,053,442	$2,702,116

Adjustments:

a.	Modification of stock option	1,560,443	-	1,560,443	-
b.	iFrogz acquisition expenses	1,816,075	-	1,825,089	-
d.	iFrogz inventory fair value step up	578,824	-	578,824	-
e.	Income tax effects	(1,512,918)	-	(1,516,366)	-

Non-GAAP net income attributable to stockholders		$5,185,485	$1,911,040	$8,501,432	$2,702,116

Non-GAAP EPS attributable to stockholders		$0.19	$0.08	$0.32	$0.11

Weighted average number of shares outstanding - diluted		27,278,895	23,536,603	26,749,233	23,600,957

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